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                                                                   EXHIBIT 10.15

                   FIRST AMENDMENT TO THE 2000 EMPLOYEE PLAN

     This First Amendment dated June 12, 2003 (the "Amendment"), to the 2000 Employee Plan (the "Plan") of PacifiCare Health Systems, Inc. hereby amends the Plan as follows:

     1. Amendment to Section 8.4. Section 8.4 is hereby deleted and replaced in its entirety by the following:

     Section  8.4 - Withholding Tax Liability.

     (a) To the extent provided by the terms of an Award, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise, vesting, or acquisition of any Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:
     (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award or allow the return of shares of Common Stock upon the vesting of an Award, in each case having a Fair Market Value as of the date of withholding or repurchase equal to such tax obligation; or (iii) delivering to the Company owned and unencumbered shares of Common Stock having a Fair Market Value on the date of delivery equal to such tax obligation.

     (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder of the Award, has been delivered or transmitted by registered or certified mail to the Secretary or Chief Financial Officer of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have shares withheld.

     (c) Upon exercise of an Award by a holder, the Company shall transfer the total number of shares of Common Stock of the Company subject to the Award to the holder on the date of exercise, less any shares the holder elects to withhold.

     2. Limitation on Amendment. This Amendment was approved by the Board in accordance with Section 8.5 and does not require the approval of the stockholders of the Company. Except as expressly provided in this Amendment, no terms or provisions of this Plan are modified or changed and the terms and provisions of the Plan, as amended by this Amendment, shall continue in full force and effect.

     3. Capitalized Terms. Capitalized Terms not defined herein shall have the meanings ascribed to them in the Plan.